UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):      April 17, 2020

SecureWorks Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-37748	27-0463349
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE
Suite 500
Atlanta,	Georgia		30328
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock,	SCWX	The Nasdaq Stock Market LLC
par value $0.01 per share		(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

Appointment of President, Customer Success

On April 17, 2020, the Board of Directors of SecureWorks Corp. (the “Company”) appointed Wendy Thomas, formerly the Company’s Chief Product Officer, to serve as the Company’s President, Customer Success. In this position, Ms. Thomas, age 48, leads customer operations, including the Company’s strategy, engineering, product, technology and threat intelligence organizations.

Ms. Thomas served as the Company’s Chief Product Officer from June 2019 until her appointment as President, Customer Success. Ms. Thomas was formerly the Company’s Senior Vice President, Business and Product Strategy, from March 2018 to June 2019, and Vice President, Strategic and Financial Planning, from March 2017 to March 2018. Previously, Ms. Thomas served as the Company’s Vice President, Financial Planning and Analysis from July 2015 to March 2017 and from June 2008 to June 2011. In addition, Ms. Thomas has served as Chief Financial Officer of Bridgevine, Inc. (currently Updater Inc.), a marketing software company, from November 2013 to July 2015, and as Vice President, Financial Planning and Analysis, at First Data Corporation (currently Fiserv, Inc.), a payment processing and financial services technology company, from July 2011 to October 2013. Earlier in her career, among other positions, Ms. Thomas held multiple finance roles at BellSouth Corporation, a telecommunications company, culminating in the position of Director, Finance.

In connection with her appointment as President, Customer Success, Ms. Thomas was granted an award of restricted stock units that settle in shares of the Company’s Class A common stock under the SecureWorks Corp. 2016 Long-Term Incentive Plan, consisting of (1) 170,455 time-based units that are expected to vest in three equal annual installments, beginning on April 16, 2021, and (2) 56,818 performance stock units that vest only if specified performance measures relating to the Company are achieved. The performance stock units, if any, earned in accordance with the performance measures are expected to vest in three equal annual installments, beginning on April 16, 2021. In addition, Ms. Thomas’ target cash bonus opportunity under the SecureWorks Corp. 2016 Amended and Restated Incentive Bonus Plan will be 60% of her base salary, subject to the satisfaction of performance conditions established by the Compensation Committee of the Board of Directors.

Appointment of Chief Accounting Officer

In addition, on April 17, 2020 the Board of Directors appointed Christian M. Grant as the Company’s Vice President, Chief Accounting Officer, and, in that position, to serve as the Company’s principal accounting officer. Mr. Grant, age 44, succeeds Paul Parrish, the Company’s Chief Financial Officer, as principal accounting officer. Mr. Parrish will continue to serve as the Company’s Chief Financial Officer.

Mr. Grant served as the Company’s Corporate Controller since July 2015, and as a Senior Director from March 2019 until his appointment as Vice President, Chief Accounting Officer. Before joining the Company, Mr. Grant served as Corporate Controller of The Home Service Store, Inc., a coordinator of home improvement projects on behalf of home improvement retailers and other companies, from August 2014 to July 2015. Previously, Mr. Grant held multiple senior financial and accounting roles at Cbeyond, Inc., a company that provided communication and technology services to small and mid-sized businesses, from 2004 through 2014, culminating as Assistant Controller. Mr. Grant is a Certified Public Accountant.

In connection with his appointment as Chief Accounting Officer, Mr. Grant was granted an award of 15,909 restricted stock units pursuant to the SecureWorks Corp. 2016 Long-Term Incentive Plan. The restricted stock units are expected to vest in three equal annual installments, beginning on April 16, 2021. In addition, Mr. Grant’s target cash bonus opportunity under the SecureWorks Corp. 2016 Amended and Restated Incentive Bonus Plan will be 40% of his base salary, subject to the satisfaction of performance conditions established by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 20, 2020	SecureWorks Corp.

		By:	/s/ Paul M. Parrish
Paul M. Parrish
Chief Financial Officer
(Duly Authorized Officer)

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